                                                                    Exhibit 99.2

Contact:        Pamela Schreiber
                Investor Relations
                Atlas Pipeline Partners
                1845 Walnut St. - 10th Floor
                Philadelphia, PA 19103
                (215) 546-5005
                (215) 546-5388 (facsimile)


                          ATLAS PIPELINE PARTNERS, L.P.
                        REPORTS RECORD OPERATING RESULTS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

PHILADELPHIA, PA MARCH 15, 2005-ATLAS PIPELINE PARTNERS, L.P. (NYSE: APL) (THE "PARTNERSHIP OR APL") reported revenues of $91.3 million for the year ended December 31, 2004 compared to $15.7 million for the year ended December 30, 2003. Net income was $18.3 million or $2.60 per limited partner unit for the year ended December 31, 2004 as compared to $9.6 million or $2.17 per limited partner unit for the year ended December 31, 2003. Distributions to limited partners declared during 2004 were $2.67 per common unit, compared to $2.39 per common unit during 2003, a 12% increase.

The significant increases in revenues, distributions and net income from period to period reflect improvements in transported volumes and transportation fees, and the July 2004 acquisition of Tulsa, Oklahoma based Spectrum Field Services, Inc.

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), a non-GAAP measure that is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards, was $24.3 million for the year ended December 31, 2004 compared to $11.7 million for the year ended December 31, 2003. The following table reconciles EBITDA, net of a one-time adjustment reflecting the "Gain on arbitration settlement" in connection with the terminated acquisition of Alaska Pipeline Company, to our net income for the years ended December 31, 2004 and 2003. (See Notes 1 and 2)

                                                     Year Ended               Three Months Ended
                                                    December 31,                 December 31,
                                             --------------------------   --------------------------
                                                 2004           2003          2004           2003
                                             -----------    -----------   -----------    -----------
                                                                  (in thousands)
Net income ...............................   $    18,334    $     9,639   $    11,110    $     2,372
Gain on arbitration settlement ...........        (1,457)             -        (4,444)             -
Non-cash compensation expense ............           700              -           358              -
Interest expense .........................         2,301            258         1,099             46
Depreciation and amortization ............         4,471          1,770         2,339            504
                                             -----------    -----------   -----------    -----------
Pro - forma EBITDA (see Notes 1 and 2)....   $    24,349    $    11,667   $    10,462    $     2,922
                                             ===========    ===========   ===========    ===========

Due to the one-time nature of the "Gain on arbitration settlement", APL believes Pro-forma net income, a non-GAAP measure, more clearly presents APL's true operating performance during 2004. The following table reconciles net income to pro-forma net income for the three and nine month periods ended September 30, 2004 and 2003. (See Note 2)

                                                                 Year Ended               Three Months Ended
                                                                December 31,                 December 31,
                                                         --------------------------   --------------------------
                                                             2004           2003          2004           2003
                                                         -----------    -----------   -----------    -----------
                                                                   (in thousands, except per unit data)
Net income ...........................................   $    18,334    $     9,639        11,110          2,372
Gain on arbitration settlement .......................        (1,457)             -        (4,444)             -
                                                         -----------    -----------   -----------    -----------
Pro-forma net income (see Note 2) ....................   $    16,877    $     9,639   $     6,666    $     2,372
                                                         ===========    ===========   ===========    ===========
Pro-forma net income - limited partners ..............   $    13,868    $     8,651   $     5,404    $     2,040
                                                         ===========    ===========   ===========    ===========
Pro-forma net income - general partner ...............   $     3,009    $       988   $     1,262    $       332
                                                         ===========    ===========   ===========    ===========
Weighted average limited partner units - diluted .....         5,866          3,981         7,205          4,355
                                                         ===========    ===========   ===========    ===========
Pro-forma net income per limited
    partner unit - diluted ...........................   $      2.36    $      2.17   $      0.80    $      0.47
                                                         ===========    ===========   ===========    ===========

----------
Note 1. EBITDA represents net income before interest expense, income tax (not applicable to the Partnership), depreciation and amortization. Management of APL believes that EBITDA provides additional information with respect to APL's ability to meet its debt service, capital expense and working capital requirements. EBITDA is a commonly used measure of a business' ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to APL's banks to establish conformance with its financial covenants under its current credit facility. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, or cash flows from operating activities, prepared in accordance with GAAP

Note 2. Pro-forma net income excludes "Gain on arbitration settlement" in connection with the terminated acquisition of Alaska Pipeline Company ("APC"). Due to its one-time nature, APL believes that net income excluding this gain more clearly presents APL's true operating performance during 2004. Pro-forma net income which excludes "Gain on arbitration settlement" is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income prepared in accordance with GAAP.

HIGHLIGHTS OF THE YEAR:

CORPORATE ACTIVITY

    o In April 2004 we closed a follow-on equity offering of 750 thousand limited partner units at $36.00 per unit, resulting in net proceeds of approximately $25.4 million. In July 2004 we closed a follow-on equity offering of 2.1 million limited partner units at $34.76 per unit, resulting in net proceeds of approximately $69.5 million which was used for funding of the Spectrum acquisition.
    o In May 2004, APL units were listed for trading on the New York Stock Exchange.
    o In July 2004 we completed the acquisition of Spectrum Field Services, Inc. for approximately $142.0 million. In connection with this transaction, we established a $135.0 million term loan and credit facility, led by Wachovia Bank and Key Bank.
    o In December 2004 we declared our 20th consecutive quarterly distribution in the amount of $.72 per unit - the largest distribution in our history. During 2004, total distributions of

        $2.67 per common unit were declared compared to $2.39 per unit during 2003. (Subsequently, in March 2005 we declared a quarterly distribution of $.75 per unit.)
    o At year-end 2004 SEMCO Energy, Inc. paid us $5.5 million to settle our claims relating to SEMCO's termination of the sale of Alaska Pipeline Company to us. Total costs incurred by us related to this transaction were approximately $4.0 million resulting in a "Gain on arbitration settlement" of $1.5 million.
    o In March 2005, APL entered into an agreement to acquire the "Elk City system", another gathering and processing system in Oklahoma for total consideration of $190 million.

OPERATING ACTIVITY

    o Total average daily throughput volumes for 2004 increased to an average of 109.8 million cubic feet per day, compared to an average of 52.5 million per day during 2003.
    o   Currently (March 2005)
        o Mid-continent inlet volumes are approximately 66 million cubic feet of gas per day
        o Appalachian gathered volumes are approximately 53 million cubic feet of gas per day
        o Total through-put volumes are approximately 119 million cubic feet of gas per day
    o We connected 335 new wells to our Appalachian system during 2004 compared to 270 during 2003.
    o We connected 81 wells to our mid-continent system during the period from July 14, 2004 (the Spectrum acquisition date) to December 31, 2004, representing approximately 17 million cubic feet per day of new gathered gas.

ATLAS PIPELINE PARTNERS, L.P. is active in the gas gathering and processing segment of the mid-stream natural gas industry. In Appalachia, it owns and operates more than 1,400 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio to which more than 4,500 wells are currently connected. APL currently gathers approximately 53 million cubic feet ("mcf") of gas per day from these wells. In the Mid-Continent region of southern Oklahoma and northern Texas, APL owns and operates approximately 1,900 miles of gas gathering pipeline serving approximately 600 wells. Currently, APL transports approximately 66 million cubic feet of gas per day to its gas processing facility in Velma, Oklahoma where natural gas liquids (NGL) are removed. APL then sells the resulting gas and NGL and remits a portion of those proceeds to the producer. In both Appalachia and the Mid-Continent, the fees paid to APL are either a percentage of the gross selling price of the gas or NGL or a fixed fee per mcf transported. For more information, visit our website at www.atlaspipelinepartners.com or contact pschreiber@atlaspipelinepartners.com .

ATLAS AMERICA, INC. (NASDAQ: ATLS) is an energy company engaged primarily in the development and production of natural gas in the Appalachian Basin for its own account and for its investors through the offering of tax advantaged investment programs. Atlas America operates primarily in western Pennsylvania and eastern Ohio. Atlas America owns 100% of the general partner of APL and owns 1,641,026 limited partnership units of APL. For more information, please visit our website at www.atlasamerica.com, or contact investor relations at pschreiber@atlasamerica.com.

RESOURCE AMERICA, INC. (NASDAQ: REXI), the parent company of APL's general partner, is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the energy, real estate and financial services industries. Currently, Resource America manages assets of approximately $4.7 billion in these sectors.

STATEMENTS MADE IN THIS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS, WHICH INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. THE PARTNERSHIP'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THIS RELEASE AS A RESULT OF CERTAIN FACTORS, INCLUDING COMPETITION WITHIN THE ENERGY INDUSTRY, CLIMACTIC CONDITIONS AND

THE PRICE OF GAS AND NGL IN THE APPALACHIAN AND MID-CONTINENT AREAS, ACTUAL VERSUS PROJECTED VOLUMETRIC PRODUCTION FROM WELLS CONNECTED TO THE PARTNERSHIP'S GAS-GATHERING PIPELINE SYSTEMS, AND THE COST OF SUPPLIES AND SERVICES IN THE ENERGY INDUSTRY.

THE REMAINDER OF THIS RELEASE CONTAINS THE PARTNERSHIP'S CONSOLIDATED BALANCE SHEETS, STATEMENTS OF INCOME AND INFORMATION RELATED TO ITS THROUGHPUT VOLUMES AND RELATED RATES DURING THE PERIODS INDICATED.

                 ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                            December 31,    December 31,
                                                                2004            2003
                                                            ------------    ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .............................   $     18,214    $     15,078
  Accounts receivable - affiliates ......................          1,496               -
  Accounts receivable ...................................         13,769              12
  Prepaid expenses ......................................          1,056              67
                                                            ------------    ------------
    Total current assets ................................         34,535          15,157

PROPERTY, PLANT AND EQUIPMENT, NET ......................        175,259          29,628

GOODWILL (net of accumulated amortization of $285) ......          2,305           2,305

OTHER LONG-TERM ASSETS ..................................          4,686           2,422
                                                            ------------    ------------
                                                            $    216,785    $     49,512
                                                            ============    ============

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Current portion of long-term debt .....................   $      2,303    $          -
  Accrued liabilities ...................................          3,144             279
  Accrued hedge liability ...............................          1,956               -
  Accrued producer liabilities ..........................         10,996               -
  Accounts payable ......................................          2,341             242
  Accounts payable - affiliates .........................              -           1,673
  Distribution payable ..................................          6,467           3,073
                                                            ------------    ------------
    Total current liabilities ...........................         27,210           5,267

OTHER LONG-TERM LIABILITIES .............................            722               -

LONG-TERM DEBT, LESS CURRENT PORTION ....................         52,149               -

PARTNERS' CAPITAL (DEFICIT):
  Common unitholders, 5,563,659 and 2,713,659 units
   Outstanding ..........................................        135,759          43,551
  Subordinated unitholders; 1,641,026 units outstanding .              2             354
  General partner .......................................          2,261             340
  Accumulated other comprehensive loss ..................         (1,318)              -
                                                            ------------    ------------
    Total partners' capital .............................        136,704          44,245
                                                            ------------    ------------
                                                            $    216,785    $     49,512
                                                            ============    ============

                 ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per unit data)

                                                             Year Ended                 Three Months Ended
                                                            December 31,                   December 31,
                                                    ----------------------------   ----------------------------
                                                        2004            2003           2004            2003
                                                    ------------    ------------   ------------    ------------
REVENUES:
    Natural gas and liquids .....................   $     72,109    $          -   $     42,061    $          -
    Transportation and compression ..............         18,800          15,651          5,456           3,835
    Interest income and other ...................            382              98            100              37
                                                    ------------    ------------   ------------    ------------
      Total revenues ............................         91,291          15,749         47,617           3,872

COSTS AND EXPENSES:
    Natural gas and liquids .....................         58,707               -         34,119               -
    Plant operating .............................          2,032               -          1,101               -
    Transportation and compression ..............          2,260           2,421            552             590
    General and administrative ..................          4,643           1,661          1,742             360
    Depreciation and amortization ...............          4,471           1,770          2,339             504
    Gain on arbitration settlement, net                   (1,457)              -         (4,444)              -
    Interest expense ............................          2,301             258          1,099              46
                                                    ------------    ------------   ------------    ------------
      Total costs and expenses ..................         72,957           6,110         36,507           1,500
                                                    ------------    ------------   ------------    ------------

Net income ......................................   $     18,334    $      9,639   $     11,110    $      2,372
                                                    ============    ============   ============    ============

Net income - limited partners ...................   $     15,256    $      8,651   $      9,759    $      2,040
                                                    ============    ============   ============    ============

Net income - general partner ....................   $      3,078    $        988          1,351    $        332
                                                    ============    ============   ============    ============

Basic net income per limited partner unit .......   $       2.60    $       2.17         $1`.59    $       0.47
                                                    ============    ============   ============    ============

Weighted average limited partner
    units outstanding - basic ...................          5,866           3,981          7,205           4,355
                                                    ============    ============   ============    ============

RESULTS OF OPERATIONS:

The following table sets forth certain information relating to the average volumes transported or delivered, average gross margin rate per mcf and average transportation rates per mcf for the periods indicated.

                                                                  Year Ended                 Three Months Ended
                                                                  December 31,                  December 31,
                                                          ---------------------------   ---------------------------
                                                              2004           2003           2004           2003
                                                          ------------   ------------   ------------   ------------
Average daily throughput volumes in mcf (Mid-Continent)         56,441              -         57,600              -
Average daily throughput volumes in mcf (Appalachia) ..         53,343         52,472         55,125         50,092
                                                          ------------   ------------    -----------   ------------
Total average daily throughput volumes in mcf .........        109,784         52,474        112,725         50,092
                                                          ============   ============   ============   ============
Average gross margin rate per mcf (Mid-Continent) .....   $       1.41   $          -   $       1.50   $          -
                                                          ============   ============   ============   ============
Average transportation rate per mcf (Appalachia) ......   $        .96   $        .82   $       1.08   $       0.83
                                                          ============   ============   ============   ============